STATE OF TEXAS	§
§
COUNTIES OF EASTLAND	§
AND STEPHENS	§

MODIFICATION OF LIEN DOCUMENTS

This instrument is executed as of July 3, 2008, by CHARLES HILL DRILLING, INC. (a/k/a Charles L. Hill Drilling, Inc.), a Nevada corporation (“Grantor”), 2930 Chesire Way, Grand Prairie, Texas 75052, and HD SPECIAL-SITUATIONS, LP (“Lender”), whose address is 425 California Street, Suite 1200, San Francisco, California 94104, for the purpose of modifying certain liens and security interests to secure payment of the indebtedness owing to Lender under the Second Note Purchase Agreement (defined below).

On May 20, 2008, Knight Energy Corp. (“Borrower”) and Lender entered into that certain Note Purchase Agreement (the "First Note Purchase Agreement"), and pursuant thereto Borrower has executed and delivered to Lender three (3) 15% Senior Secured Promissory Notes payable to Lender in the aggregate principal amount of $1,500,000.00, and having a final maturity date of May 20, 2010 (collectively, the "Prior Notes").

Payment of the Prior Notes and the obligations of Borrower under the First Note Purchase Agreement are secured, in part, by first liens and first security interests created or described in the lien documents executed by Grantor in favor of Lender, affecting certain oil and gas properties of Grantor, and recorded as described in Exhibit "A" attached (collectively the "Lien Documents"). The oil and gas properties covered by the Lien Documents will be referred to collectively as the "Mortgaged Properties." For further reference, the original Lien Documents may be found in the files of Lender at the above address.

Pursuant to a Note Purchase Agreement of even date herewith between Borrower and Lender (the “Second Note Purchase Agreement”), Borrower has executed and delivered to Lender or after the date hereof will execute and deliver to Lender one or more 15% Senior Secured Promissory Notes payable to Lender in the aggregate principal amount of $2,500,000.00, and having a final maturity date of May 20, 2010 (collectively, the "Additional Notes").

Grantor and Lender desire to renew and modify the Lien Documents to provide that they secure the obligations of Borrower under the Second Note Purchase Agreement and payment of the Additional Notes, in addition to the obligations of Borrower under the First Note Purchase Agreement and payment of the Prior Notes.

In consideration of the loans represented by the Second Note Purchase Agreement and the Additional Notes, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor and Lender agree as follows:

(a) The Lien Documents are amended to secure payment of the Additional Notes, including the obligations of Borrower under the Second Note Purchase Agreement, and any and all additional promissory notes that may be executed by Borrower under the Second Note Purchase Agreement, and the liens and security interests created by or described in the Lien Documents are renewed and extended until the Prior Notes and the Additional Notes are paid in full and all obligations and commitments (including the “Secured Indebtedness,” as defined in sub-clause (b) below) under the First Note Purchase Agreement and the Second Note Purchase Agreement are satisfied or terminated.

(b) The defined term "Secured Indebtedness" as set forth in the Lien Documents is hereby amended to include, together with all items currently included in such definition of Secured Indebtedness, (i) all indebtedness and obligations of Borrower arising pursuant to the terms of the Second Note Purchase Agreement, (ii) the Additional Notes and any other promissory notes issued pursuant to the Second Note Purchase Agreement, and (iii) any and all amendments to, extensions of, or substitutes for any of the foregoing indebtedness, obligations and liabilities or any part thereof.

(c) The Lien Documents, as amended hereby, are ratified, confirmed, and acknowledged to be valid, subsisting, and binding upon Grantor; no uncured breaches or defaults exist under the Lien Documents; and no event has occurred or circumstance exists which with the passing of time or giving of notice, will constitute a default or breach under the Lien Documents. There are no defenses or offsets with respect to the First Note Purchase Agreement, the Prior Notes, the Second Note Purchase Agreement, the Additional Notes, or the Lien Documents.

(d) It is the intention of Grantor and Lender that the Lien Documents shall cover and include any and all of Grantor’s right, title and interest in and to any of the oil, gas and mineral leases, other interests in oil, gas or other minerals, and other items of real and personal property described or covered by the Lien Documents, including without limitation any right, title and interest of any kind in any of the lands covered by such leases and mineral interests, whether such right, title and interest of Grantor was or is acquired by Grantor before, simultaneously with, or after the inception of such Lien Documents and whether such right, title and interest of Grantor was or is acquired before, simultaneously with, or after the date of this instrument and notwithstanding any fractional quantities of ownership interest which may be set out in the description of the property in any of the Lien Documents.

(e) Grantor will execute all additional deeds of trust, mortgages, renewals, extensions, or other related documents required by Lender to evidence the liens and security interests of Lender.

 To secure the Secured Indebtedness (as amended in sub-clause (b) above), Grantor has granted, bargained, sold, mortgaged, assigned, transferred and conveyed and by these presents does grant, bargain, sell, mortgage, assign, transfer and convey unto Grantor and unto J. Patrick Murphy, as Trustee, and his respective successors and substitutes in trust hereunder for the use and benefit of Lender, all of Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Mortgaged Properties. TO HAVE AND TO HOLD the Mortgaged Properties, together with the rights, privileges and appurtenances now owned or hereafter acquired at any time before the release of the Lien Documents in anywise belonging or appertaining thereto, unto Lender and unto the Trustee named above and to his successors and assigns, forever to secure the payment of the Secured Indebtedness and the performance of the agreements and covenants of Borrower and Grantor herein contained and in the First Note Purchase Agreement and the Second Note Purchase Agreement.

This instrument is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns.

GRANTOR:

CHARLES HILL DRILLING, INC.
(a/k/a Charles L. Hill Drilling, Inc.)
a Nevada corporation

By:
Bruce A. Hall, Chief Financial Officer and Director of Knight Energy Corp., the Sole Stockholder of Charles Hill Drilling, Inc.

LENDER:

HD SPECIAL-SITUATIONS, LP

By:
Todd Selix Blankfort, Managing Member

THE STATE OF TEXAS	§
§
COUNTY OF _____________	§

The foregoing instrument was acknowledged before me this ____ day of July, 2008 by Bruce A. Hall, Chief Financial Officer and Director of Knight Energy Corp., the Sole Stockholder of Charles Hill Drilling, Inc., a Nevada corporation, on behalf of said corporation.

Notary Public, State of Texas

STATE OF CALIFORNIA	§
§
COUNTY OF __________________	§

This instrument was acknowledged before me on this ___ day of July, 2008, by Todd Selix Blankfort, Managing Member of HD Special-Situations, LP, a limited partnership, on behalf of said limited partnership.

Notary Public in and for
the State of California
(PERSONALIZED SEAL)

When Recorded, Return To:
MURPHY MAHON KEFFLER & FARRIER, L.L.P.
500 Throckmorton Street, Suite 1200
Fort Worth, Texas 76102
Attn: J. Patrick Murphy

EXHIBIT “A”

Lien Documents

NO.	TEXAS	INSTRUMENT	FILING INFO.

1.	Eastland County	Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement dated May 20, 2008	Filed: 05/22/2008 Document No.: 02801749 Volume: 2597, Page 59 Official Records

2.	Stephens County	Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement dated May 20, 2008	Filed: 05/22/2008 Document No.: 1510 Volume: 1931, Page 162 Official Public Records

1